UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – April 16, 2014

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Reference is made to the Current Report on Form 8-K (the “Prior 8-K”) filed with the Securities and Exchange Commission on April 15, 2014 by each of Energy Future Holdings Corp. (“EFH Corp.”), Energy Future Intermediate Holding Company LLC (“EFIH”) and Energy Future Competitive Holdings Company LLC (“EFCH”) disclosing that EFH Corp., EFCH and EFIH did not file their Annual Reports on Form 10-K for the year ended December 31, 2013 with the Securities and Exchange Commission (the “SEC”) by April 15, 2014, the date on which the reports were required to be filed with the SEC, after giving effect to a permitted extension. The Prior 8-K also disclosed that TCEH had breached a covenant in the Credit Agreement, dated October 10, 2007, by and among Texas Competitive Electric Holdings Company LLC (“TCEH”), as borrower, EFCH and certain of TCEH’s subsidiaries, as guarantors, and the members of the lending syndicate and certain other agents (as amended, modified or otherwise supplemented, the “TCEH Credit Agreement”), requiring TCEH to furnish its or EFCH’s annual financial statements and related information to the administrative agent thereunder.

On April 16, 2014, the administrative agent under the TCEH Credit Agreement notified TCEH that TCEH is in default of this covenant. After expiration of a 30-day grace period that commenced upon receipt of this notice, if TCEH has not furnished its annual financial statements and related information to the administrative agent or EFCH has not filed its Annual Report on Form 10-K, the administrative agent or lenders holding not less than a majority of the aggregate principal amount of loans under the TCEH Credit Agreement may declare the entire principal amount of the TCEH Credit Agreement and the interest accrued thereon to be due and payable immediately. The current principal amount outstanding under the TCEH Credit Agreement is approximately $22.635 billion.

The information provided in the Prior 8-K describing the events of default and acceleration events under other material direct financial obligations of EFCH and its subsidiaries resulting from an event of default under the TCEH Credit Agreement is incorporated herein by reference.

On March 31, 2014, each of EFH Corp., EFCH and EFIH disclosed in a Current Report on Form 8-K that, among other things, TCEH intended not to pay certain interest payments due on its funded debt on April 1, 2014. TCEH did not make, and has not made, these interest payments. The Indentures that govern the terms of the funded debt provide for a 30-day grace period for failure to make interest payments before an event of default may be deemed to have occurred. This grace period will expire on May 1, 2014. Upon expiration of the grace period, the trustee or holders of at least 30% in aggregate principal amount of the notes outstanding under the applicable Indenture may declare the principal and accrued interest thereunder to be due and payable immediately. An event of default under this funded debt that results in the acceleration of or right to accelerate the debt outstanding thereunder will constitute an event of default or otherwise trigger the acceleration of (or the right to accelerate) repayment obligations under a number of material direct financial obligations of EFCH and its subsidiaries, including the TCEH Credit Agreement.

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. In particular, there can be no guarantee that any future changes in the Companies’ capital structure will occur or, if any changes occur, that they will ultimately be successful or produce the desired outcome, and there can be no assurance regarding whether we will meet our financial obligations. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K filed by each of EFH Corp., EFIH and EFCH. Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President & Controller

Date: April 18, 2014